EXHIBIT 99.1

Marlin Business Services Corp. Reports Third Quarter 2014 Earnings and a Cash Dividend of $0.125 per Share

Third Quarter Highlights:

  Net income of $4.9 million, up 5% year-over-year
  EPS of $0.38 per share, up 6% year-over-year
  Return on average equity of 11.50% for the third quarter compared to 10.32% for the third quarter of 2013
  Risk adjusted net interest and fee margin of 10.94% for the quarter
  $535 million of insured deposits, up 12% year-over-year
  Strong capital position, equity to assets ratio of 23%

MOUNT LAUREL, N.J., Oct. 30, 2014 (GLOBE NEWSWIRE) -- Marlin Business Services Corp. (Nasdaq:MRLN) today reported third quarter 2014 net income of $4.9 million, or $0.38 per diluted share, compared to $4.7 million and $0.36 per share for third quarter 2013.

"We reported a solid earnings quarter," said Daniel P. Dyer, Co-Founder and Chief Executive Officer. "Our disciplined operating model continues to deliver profitable growth and attractive returns on capital. We remain well positioned to grow our core business and we are excited to launch our Franchise Finance Group," says Dyer.

Origination volume was $82.5 million, compared to $88.9 million for the quarter ended June 30, 2014. Third quarter origination volume was impacted by seasonal trends along with slack customer demand and slightly lower approval rates.

Reflective of the current competitive low interest rate environment, the yield on new originations for the quarter was 11.06% compared to 11.35% for the second quarter ended June 30, 2014.

Net interest and fee margin of 12.71% is up 5 basis points from the second quarter of 2014 due to higher fee income offsetting the impact of recent pricing on the portfolio resulting from the low interest rate environment.

The Company's cost of funds remained stable at 82 basis points, compared to 81 basis points for the second quarter of 2014.

The allowance for credit losses as a percentage of total finance receivables was 1.36% at September 30, 2014, and represents 254% of total 60+ day delinquencies.

Finance receivables over 30 days delinquent were 0.81% of the Company's lease portfolio as of September 30, 2014, 2 basis points higher than the second quarter of 2014 and 2 basis points lower than third quarter 2013. Finance receivables over 60 days delinquent were 0.47% of the Company's lease portfolio as of September 30, 2014, versus 0.51% at June 30, 2014.

Third quarter net charge-offs were 1.36% of total finance receivables down from 1.71% of total finance receivables for the second quarter ended June 30, 2014 and down slightly from 1.55% a year ago.

The Company's efficiency ratio was 48% for the quarter ended September 30, 2014 compared to 50% for the quarter ended June 30, 2014 and 50% for the quarter ended September 30, 2013.

In conjunction with this release, static pool loss statistics and a vintage delinquency analysis have been updated as supplemental information on the Investor Relations section of the Company's website at www.marlinfinance.com.

The Company repurchased 97,507 shares of its common stock during the third quarter ended September 30, 2014 under its stock repurchase program. On a year to date basis, the Company has purchased 211,391 shares.

The Board of Directors of Marlin Business Services Corp. today declared a $0.125 per share quarterly dividend. The dividend is payable November 20, 2014, to shareholders of record on November 10, 2014. Based on the closing stock price on October 29, 2014, the annualized dividend yield on the Company's common stock is 2.47%.

Conference Call and Webcast

We will host a conference call on Friday, October 31, 2014 at 9:00 a.m. ET to discuss the Company's third quarter 2014 results. If you wish to participate, please call 877-312-5414 approximately 10 minutes in advance of the call time. The conference ID will be: "Marlin." The call will also be webcast on the Investor Relations page of the Company's website, www.marlinfinance.com. An audio replay will also be available on the Investor Relations section of Marlin's website for approximately 45 days.

About Marlin Business Services Corp.

Marlin Business Services Corp. is a nationwide provider of innovative equipment financing solutions for small and mid-size businesses. Since its inception in 1997, Marlin has financed a wide array of commercial equipment and software for a quarter of a million business customers. Marlin's mission is to offer convenient and cost-effective financing products while providing the highest level of customer service. Marlin is publicly traded (Nasdaq:MRLN) and owns and operates a federally regulated commercial bank, Marlin Business Bank. For more information, visit www.marlinfinance.com or call toll free at (888) 479-9111.

Forward-Looking Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," "may," "intend" and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding, market, competitive, legal and/or regulatory factors, among others, affecting our business are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors is contained in our filings with the Securities and Exchange Commission, including the sections captioned "Risk Factors" and "Business" in the Company's Form 10-K filed with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2014	2013

	(Dollars in thousands, except per-share data)

ASSETS
Cash and due from banks	$ 4,343	$ 3,534
Interest-earning deposits with banks	99,868	82,119
Total cash and cash equivalents	104,211	85,653
Restricted interest-earning deposits with banks	945	1,273
Securities available for sale (amortized cost of $5.7 million and $5.8 million at September 30, 2014 and December 31, 2013, respectively)	5,593	5,387
Net investment in leases and loans	618,691	597,075
Property and equipment, net	2,593	2,265
Property tax receivables	1,495	377
Other assets	6,657	10,177
Total assets	$ 740,185	$ 702,207

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits	$ 534,556	$ 503,038
Other liabilities:
Sales and property taxes payable	5,794	4,035
Accounts payable and accrued expenses	13,440	14,220
Net deferred income tax liability	16,349	17,876
Total liabilities	570,139	539,169

Stockholders' equity:
Common Stock, $0.01 par value; 75,000,000 shares authorized; 12,821,071 and 12,994,758 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	128	130
Preferred Stock, $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Additional paid-in capital	88,545	91,730
Stock subscription receivable	(2)	(2)
Accumulated other comprehensive loss	(84)	(257)
Retained earnings	81,459	71,437
Total stockholders' equity	170,046	163,038
Total liabilities and stockholders' equity	$ 740,185	$ 702,207

MARLIN BUSINESS SERVICES CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

	(Dollars in thousands, except per-share data)

Interest income	$ 16,705	$ 16,286	$ 50,182	$ 47,075
Fee income	3,881	3,410	11,016	9,733
Interest and fee income	20,586	19,696	61,198	56,808
Interest expense	1,250	1,036	3,647	3,458
Net interest and fee income	19,336	18,660	57,551	53,350
Provision for credit losses	2,706	2,303	6,562	6,360
Net interest and fee income after provision for credit losses	16,630	16,357	50,989	46,990

Other income:
Insurance income	1,341	1,186	3,996	3,572
Loss on derivatives	—	—	—	(2)
Other income	400	386	1,176	1,200
Other income	1,741	1,572	5,172	4,770
Other expense:
Salaries and benefits	6,313	6,601	19,962	19,543
General and administrative	3,818	3,475	11,975	10,918
Financing related costs	297	296	881	809
Other expense	10,428	10,372	32,818	31,270
Income before income taxes	7,943	7,557	23,343	20,490
Income tax expense	3,039	2,870	8,860	7,685
Net income	$ 4,904	$ 4,687	$ 14,483	$ 12,805

Basic earnings per share	$ 0.38	$ 0.37	$ 1.12	$ 1.00
Diluted earnings per share	$ 0.38	$ 0.36	$ 1.12	$ 0.99

Cash dividends declared and paid per share	$ 0.125	$ 2.11	$ 0.345	$ 2.31

SUPPLEMENTAL QUARTERLY DATA
(Dollars in thousands, except share amounts)
(Unaudited)

Quarter Ended:	9/30/2013	12/31/2013	3/31/2014	6/30/2014	9/30/2014

Net Income:
Net Income	$4,687	$3,426	$4,643	$4,936	$4,904

Annualized Performance Measures:
Return on Average Assets	2.73%	1.98%	2.58%	2.69%	2.67%
Return on Average Stockholders' Equity	10.32%	8.46%	11.31%	11.88%	11.50%

EPS Data:
Net Income Allocated to Common Stock	$4,537	$3,294	$4,485	$4,821	$4,762
Number of Shares - Basic	12,429,065	12,493,370	12,546,680	12,582,313	12,487,968
Basic Earnings per Share	$0.37	$0.26	$0.36	$0.38	$0.38

Number of Shares - Diluted	12,516,186	12,560,018	12,612,997	12,635,520	12,539,717
Diluted Earnings per Share	$0.36	$0.26	$0.36	$0.38	$0.38

Cash Dividends Declared per share	$2.11	$0.11	$0.11	$0.11	$0.125

New Asset Production:
# of Sales Reps	115	124	117	117	116
# of Leases	6,223	6,265	5,385	6,423	6,130
Leased Equipment Volume	$86,146	$90,923	$73,995	$88,928	$82,459

Approval Percentage	65%	67%	65%	67%	65%

Average Monthly Sources	1,146	1,166	1,001	1,197	1,125

Implicit Yield on New Leases	11.86%	11.65%	11.27%	11.35%	11.06%

Net Interest and Fee Margin:
Interest Income Yield	11.73%	11.57%	11.35%	11.17%	10.98%
Fee Income Yield	2.46%	2.55%	2.50%	2.30%	2.55%
Interest and Fee Income Yield	14.19%	14.12%	13.85%	13.47%	13.53%
Cost of Funds	0.75%	0.76%	0.80%	0.81%	0.82%
Net Interest and Fee Margin	13.44%	13.36%	13.05%	12.66%	12.71%

Average Total Finance Receivables	$555,422	$574,132	$589,922	$599,413	$608,290
Average Net Investment in Leases	$554,783	$573,334	$588,729	$598,143	$607,055

End of Period Net Investment in Leases	$575,718	$596,121	$599,307	$613,856	$617,518

Portfolio Asset Quality:

Total Finance Receivables
30+ Days Past Due Delinquencies	0.83%	1.08%	0.85%	0.79%	0.81%
30+ Days Past Due Delinquencies	$5,472	$7,411	$5,815	$5,491	$5,668

60+ Days Past Due Delinquencies	0.45%	0.47%	0.50%	0.51%	0.47%
60+ Days Past Due Delinquencies	$2,941	$3,204	$3,404	$3,544	$3,290

Net Charge-offs - Total Finance Receivables	$2,147	$1,865	$2,040	$2,558	$2,060
% on Average Total Finance Receivables Annualized	1.55%	1.30%	1.38%	1.71%	1.36%

Allowance for Credit Losses	$7,075	$8,467	$8,159	$7,725	$8,371
% of 60+ Delinquencies	240.56%	264.26%	239.69%	217.97%	254.44%

90+ Day Delinquencies (Non-earning total finance receivables)	$1,697	$1,665	$1,686	$1,903	$1,903

Expense Ratios:
Salaries and Benefits Expense	$6,601	$8,137	$7,186	$6,463	$6,313
Salaries and Benefits Expense Annualized % of Avg. Fin. Recbl.	4.75%	5.67%	4.87%	4.31%	4.15%

Total personnel end of quarter	275	285	283	279	279

General and Administrative Expense	$3,475	$3,807	$4,189	$3,969	$3,818
General and Administrative Expense Annualized % of Avg. Fin. Recbl.	2.50%	2.65%	2.84%	2.65%	2.51%

Efficiency Ratio	49.80%	56.85%	54.32%	50.38%	48.07%

Balance Sheet:

Assets
Investment in Leases and Loans	$573,325	$595,253	$598,590	$612,722	$616,916
Initial Direct Costs and Fees	10,127	10,289	10,085	10,135	10,146
Reserve for Credit Losses	(7,075)	(8,467)	(8,159)	(7,725)	(8,371)
Net Investment in Leases and Loans	$576,377	$597,075	$600,516	$615,132	$618,691
Cash and Cash Equivalents	75,817	85,653	118,595	98,612	104,211
Restricted Cash	1,600	1,273	1,190	963	945
Other Assets	19,357	18,206	20,735	21,538	16,338
Total Assets	$673,151	$702,207	$741,036	$736,245	$740,185

Liabilities
Deposits	477,423	503,038	538,209	531,930	534,556
Total Debt	$0	$0	$0	$0	$0
Other Liabilities	35,749	36,131	36,676	36,013	35,583
Total Liabilities	$513,172	$539,169	$574,885	$567,943	$570,139

Stockholders' Equity
Common Stock	$130	$130	$129	$129	$128
Paid-in Capital, net	90,608	91,728	91,567	90,115	88,543
Other Comprehensive Income (Loss)	(198)	(257)	(191)	(106)	(84)
Retained Earnings	69,439	71,437	74,646	78,164	81,459
Total Stockholders' Equity	$159,979	$163,038	$166,151	$168,302	$170,046

Total Liabilities and Stockholders' Equity	$673,151	$702,207	$741,036	$736,245	$740,185

Capital and Leverage:
Equity	$159,979	$163,038	$166,151	$168,302	$170,046
Debt to Equity	2.98	3.09	3.24	3.16	3.14
Equity to Assets	23.77%	23.22%	22.42%	22.86%	22.97%

Regulatory Capital Ratios:
Tier 1 Leverage Capital	23.20%	23.46%	22.94%	22.81%	23.06%
Tier 1 Risk-based Capital	26.27%	25.90%	26.07%	25.83%	26.11%
Total Risk-based Capital	27.43%	27.15%	27.32%	27.01%	27.36%

Notes:
Net investment in total finance receivables includes net investment in direct financing leases and loans.
CONTACT: Lynne Wilson
         888 479 9111 Ext. 4108
         lwilson@marlinleasing.com